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                                                                    EXHIBIT 23.2
                     [Letterhead of KPMG Peat Marwick LLP]

              Consent of Independent Certified Public Accountants


The Board of Directors
Commercial Net Lease Realty, Inc.

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


                                        /s/ KPMG Peat Marwick LLP


Orlando, Florida
December 18, 1997